UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 15, 2023, Palomino Funding Trust I, a Delaware statutory trust (the “Trust”), completed the sale of 450,000 of its pre-capitalized trust securities redeemable May 17, 2028 (the “P-Caps”) for an aggregate purchase price of $450 million to certain qualified institutional buyers pursuant to the terms of the purchase agreement, dated June 8, 2023, among the Trust, Vistra Operations Company LLC (“Vistra Operations”), a Delaware limited liability company and indirect, wholly owned subsidiary of Vistra Corp. (“Vistra”), the guarantors named therein and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers (the “Initial Purchasers”). The Trust invested the proceeds from the sale of the P-Caps in a portfolio of U.S. Treasury securities and principal and interest strips of U.S. Treasury securities (the “Eligible Assets”), and Vistra Operations agreed to reimburse the Trust for trustees’ fees and the Trust’s other expenses in connection with the transaction. The rights of the holders of the P-Caps with respect to the assets of the Trust are subject to the terms of the Trust’s amended and restated declaration of trust dated June 15, 2023 (the “Trust Declaration”).

In connection with the sale of the P-Caps, Vistra Operations and the subsidiary guarantors named therein entered into a facility agreement, dated June 15, 2023 (the “Facility Agreement”), with the Trust and the Bank of New York Mellon Trust Company, N.A., as senior secured notes trustee (the “Trustee”). Pursuant to the Facility Agreement, Vistra Operations may cause the Eligible Assets to be (1) delivered to one or more designated subsidiaries of Vistra Operations in order to allow such subsidiaries to use the Eligible Assets to meet certain posting obligations with counterparties, and/or (2) pledged as collateral support for a letter of credit program. Under the Facility Agreement, Vistra Operations has the right, from time to time, to issue to the Trust and to require the Trust to purchase from Vistra Operations, on one or more occasions (the “Issuance Right”), up to $450 million aggregate principal amount of Vistra Operations’ 7.233% Senior Secured Notes due 2028 (the “Senior Secured Notes”) in exchange for all or a portion of the Eligible Assets corresponding to the portion of the Issuance Right being exercised at such time. Vistra Operations will pay a semi-annual facility fee to the Trust, calculated at a rate of 3.3608% per annum applied to the unexercised portion of the Issuance Right.

The Issuance Right will be exercised automatically in full if (1) Vistra Operations fails to pay the facility fee or any amount due and owing under the trust expense reimbursement agreement between Vistra Operations and the Trust, (2) Vistra Operations fails to purchase and pay for any Eligible Assets that are due and not paid on their payment date and such failure is not cured within 30 days, or to make any payments required to be made to the Trust with respect to any defaulted payment with respect to any Eligible Assets pursuant to the terms of the Facility Agreement and such failure is not cured within 30 days, (3) Vistra Operations fails to pay to the Trust any amounts due with respect to the Eligible Assets that aren’t otherwise received by the Trust prior to the date on which the Trust is required to make payments on the P-Caps, (4) any Eligible Assets are not returned to the Trust on or prior to the applicable return deadline pursuant to the terms of the Facility Agreement and such failure is not cured within 30 days or (5) upon certain bankruptcy events of Vistra Operations. The obligations of Vistra Operations under the Facility Agreement and the trust expense reimbursement agreement and the guarantees of the subsidiary guarantors thereof will be secured by a first-priority security interest in the same collateral that will secure the Senior Secured Notes.

Vistra Operations will be required to mandatorily exercise the Issuance Right if (1) Vistra Operations’ consolidated net worth has fallen below $1.5 billion, subject to adjustment as described in the Facility Agreement, (2) an event of default under the Indenture (as defined below) has occurred or would have occurred had the Senior Secured Notes been outstanding, (3) certain events relating to the Trust’s status as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), are reasonably likely to occur or have occurred and within five business days of such determination, the relevant transaction agreements have not been amended to prevent or cease such event or Vistra Operations has reasonably determined that no such amendment is possible, or (4) a change of control triggering event has occurred in respect of Vistra Operations. Upon the occurrence of any event described in clause (1), (2) or (3) of this paragraph, the Issuance Right will be exercised in full up to the available amount of Senior Secured Notes, and upon the occurrence of any event described in clause (4) of this paragraph, the Issuance Right will be exercised with respect to the applicable portion of the available amount of Senior Secured Notes specified in the Facility Agreement.

Upon the occurrence of a change of control, and, as a result, a decrease in the rating of the Senior Secured Notes and/or the P-Caps, subject to certain conditions, the Trust must offer to repurchase each P-Cap at a price equal to 101% of the initial purchase price thereof, plus accrued and unpaid distributions to the date of repurchase, and Vistra Operations must offer to repurchase the Senior Secured Notes at a price equal to 101% of the principal amount of the Senior Secured Notes (including such Senior Secured Notes held by the Trust on the date thereof), plus accrued and unpaid interest to the date of repurchase.

In lieu of issuing some or all of the Senior Secured Notes as to which Vistra Operations has voluntarily or mandatorily (in the event of a change of control) exercised the Issuance Right, Vistra Operations may elect to make a cash payment to the Trust in an amount equal to the redemption price of such Senior Secured Notes, plus accrued and unpaid interest on such Senior Secured Notes to, but excluding, the date of payment, in exchange for a corresponding portion of the Eligible Assets held by the Trust. If Vistra Operations makes this election or redeems Senior Secured Notes held by the Trust, the Trust will redeem a corresponding amount of the P-Caps and the maximum amount of Senior Secured Notes that Vistra Operations may thereafter issue and sell to the Trust will be reduced by that amount. Subject to certain conditions, Vistra Operations will also have the right to repurchase Senior Secured Notes then outstanding and held by the Trust in whole or in part, in exchange for Eligible Assets, at any time prior to the occurrence of an automatic or mandatory exercise of the Issuance Right, and may exercise its Issuance Right with respect to the repurchased Senior Secured Notes at a later date.

In connection with the issuance of the P-Caps, on June 15, 2023, the Trust entered into a pledge and control agreement, with the Bank of New York Mellon Trust Company, N.A., as collateral agent (the “Collateral Agent”), and The Bank of New York Mellon, as securities intermediary, under which the Trust agreed to grant a pledge over the Eligible Assets in favor of the Collateral Agent for the benefit of Vistra Operations, to secure the Trust’s obligations to Vistra Operations (including its obligation to pay the Senior Secured Notes purchase price under the Facility Agreement) and to perfect such security interest.

The P-Caps are to be mandatorily redeemed by the Trust on May 17, 2028 or earlier upon an early redemption of the Senior Secured Notes. Following any distribution of Senior Secured Notes to the holders of the P-Caps, Vistra Operations may similarly redeem such Senior Secured Notes, in whole or in part, at the redemption price described below, plus accrued but unpaid interest to, but excluding, the date of redemption. Any Senior Secured Notes outstanding and held by the Trust as a result of the exercise of the Issuance Right that remain outstanding will also mature on May 17, 2028.

The Senior Secured Notes that may be sold to the Trust from time to time will be governed by the base indenture, dated June 15, 2023 (the “Base Indenture”), between Vistra Operations and the Trustee, as supplemented by the supplemental indenture, dated June 15, 2023 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among Vistra Operations, the guarantors named therein and the Trustee. Each Senior Secured Note will bear interest from the date it is sold to the Trust or, if such date is not on May 17 or November 17, the immediately preceding May 17 or November 17 (or, if such date is prior to November 17, 2023, the date the P-Caps are issued), until the maturity date of May 17, 2028.

The Senior Secured Notes will, if sold to the Trust, be guaranteed by each of Vistra Operations’ current and future subsidiaries that guarantee indebtedness under Vistra Operations’ credit agreement. The Senior Secured Notes will, if sold to the Trust, be secured by a first priority security interest in the same collateral that is pledged for the benefit of the lenders under Vistra Operations’ credit agreement and existing senior secured notes, which collateral consists of a substantial portion of the property and assets owned by Vistra Operations and the guarantors, as well as the stock of Vistra Operations. The collateral securing the Senior Secured Notes will be released at Vistra Operations’ request if the Senior Secured Notes and Vistra Operations’ senior, unsecured long-term debt securities obtain an investment grade rating from two out of the three rating agencies, subject to reversion if such rating agencies withdraw the investment grade rating of Vistra Operations’ senior, unsecured long-term debt securities or downgrade such rating below investment grade. Additionally, it is anticipated that in connection with the closing of the previously announced acquisition of Energy Harbor Corp. (“Energy Harbor”), the Vistra Operations credit agreement will be amended to provide for the release of any guarantees and related collateral provided by the combined “Vistra Vision” business created as a result of the combination of Energy Harbor’s nuclear and retail businesses with Vistra’s nuclear and retail businesses and specified Vistra Zero renewables and energy storage projects, in exchange for the pledge by Vistra Operations of an intercompany note from Vistra Vision (or one of its subsidiaries) and the pledge of the 85% retained equity of Vistra Vision, at which time such entities would be released from the guarantee and collateral obligation securing the Senior Secured Notes and the guarantee and collateral obligations established in respect of Vistra Operations’ obligations under the Facility Agreement (as well as any other obligations of Vistra Operations supported by such guarantees and collateral that are subject to the Collateral Trust Agreement dated as of October 3, 2016 among Vistra Operations, the other Grantors, Railroad Commission of Texas as the First-Out Representative, Credit Suisse AG, Cayman Islands Branch as Senior Credit Agreement Representative, and Delaware Trust Company as Collateral Trustee).

At any time prior to April 17, 2028, Vistra Operations may redeem the Senior Secured Notes at its option, in whole or in part, at any time and from time to time, if any, at a redemption price equal to the greater of (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis at the treasury rate plus 50 basis points less interest accrued to the date of redemption and (ii) 100% of the principal amount of the Senior Secured Notes redeemed, plus an applicable premium and accrued and unpaid interest, if any, to the redemption date. On or after April 17, 2028, Vistra Operations may redeem the Senior Secured Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Senior Secured Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The Indenture contains certain covenants and restrictions, including, among others, restrictions on the ability of Vistra Operations and its subsidiaries, as applicable, to create certain liens, merge or consolidate with another entity, and sell all or substantially all of their assets.

The P-Caps were sold to the Initial Purchasers for resale to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). The P-Caps were issued in a transaction exempt from registration under the Securities Act or any state securities laws. Therefore, the P-Caps may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Furthermore, the Trust is not registered under the Investment Company Act in reliance on Section 3(c)(7) thereof and related rules. This Form 8-K and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Facility Agreement, the Trust Declaration, the Base Indenture, the Supplemental Indenture and the form of the Senior Secured Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report concerning Vistra Operations’ obligations under an off-balance sheet arrangement is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1*	Facility Agreement, dated June 15, 2023, among Palomino Funding Trust I, Vistra Operations Company LLC, the subsidiary guarantors party thereto and Bank of New York Mellon Trust Company, N.A., as senior secured notes trustee.

4.2*	Amended and Restated Declaration of Trust of Palomino Funding Trust I, dated June 15, 2023, among Vistra Operations Company LLC, as depositor, The Bank of New York Mellon Trust Company, N.A., as trustee, BNY Mellon Trust of Delaware, as Delaware trustee, and Vistra Operations Company LLC, solely for the purposes of Sections 5.10(b) and (f), Sections 5.17(b), (d), (e) and (f) and Section 10.4(c).

4.3	Indenture, dated June 15, 2023, between Vistra Operations Company LLC, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.4	Supplemental Indenture, dated June 15, 2023, between Vistra Operations Company LLC, as issuer, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.5	Form of 7.233% Senior Secured Notes due 2028 (included in Exhibit 4.4)

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*

Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Vistra agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: June 22, 2023	/s/ William M. Quinn
	Name:	William M. Quinn
	Title:	Senior Vice President and Treasurer